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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements of Aros Corporation listed below of our report dated April 19, 2002 (except for Notes 16 & 17 as to which the date is June 21, 2002) with respect to the financial statements of ReGen Biologics, Inc., for the year ended December 31, 2001 included in this Current Report on Form 8-K/A.

1) No. 333-88745
2) No. 333-88747
3) No. 333-36423
4) No. 333-36425
5) No. 333-23731
6) No. 333-23749
7) No. 333-04106


                                                   /s/Ernst & Young LLP

Baltimore, Maryland
September 4, 2002